Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Number 333-151812, 333-122974, 333-108128, 333-56980 and 033-72894) of Cott Corporation of our report dated March 11, 2009, except as it relates to the effects of the adoption of SFAS 160 as discussed in Note 1, as to which the date is May 29, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 8-K.

PricewaterhouseCoopers LLP

Tampa, FL

May 29, 2009